As Filed With the Securities and Exchange Commission on December 1, 2000

                                                              File No. 811-10149
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                                 AMENDMENT NO. 1



                            PIC TECHNOLOGY PORTFOLIO
               (Exact name of registrant as specified in charter)


         300 North Lake Avenue
             Pasadena, CA                                             91101-4106
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's Telephone Number (including area code): (626) 449-8500


                               William T. Warnick
                          Provident Investment Counsel
                              300 North Lake Avenue
                             Pasadena, CA 91101-4106
               (Name and address of agent for service of process)

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                                     PART A.

                            PIC TECHNOLOGY PORTFOLIO

ITEM 1. FRONT AND BACK COVER PAGES

Not applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE

GOAL: Long term growth of capital.

STRATEGY: The PIC Technology Portfolio (the "Portfolio") invests at least 65% of its assets in the common stock of companies in the information technology sector of all sizes - ranging from companies with market capitalizations (total market price of publicly traded shares) of $200 million to more than $200 billion. For this purpose, the "information technology sector" means companies that the Portfolio's investment advisor, Provident Investment Counsel ("PIC" or the "Advisor"), considers to be principally engaged in the development, production, or distribution of products or services related to the processing, storage, transmission or presentation of information or data (such as, for example, computer hardware and software, and telecommunications products and services). PIC considers a company to be principally engaged in the information technology sector if at the time of investment PIC determines that (i) a significant portion of the company's assets, gross income, net profits or growth rate are committed to or derived from the sector, or (ii) the company has the potential for capital appreciation primarily as a result of particular products, technology, patents or other market advantages in the sector.

In selecting investments, PIC does an analysis of individual companies and invests in those companies which it believes are currently experiencing earnings and revenue growth above the average of their industry peers and the equity market in general (as represented by the Standard & Poor's 500 Stock Price Index). PIC may also, to a limited degree, analyze new or unseasoned companies, including companies making initial public offerings. The Portfolio invests primarily in securities of U.S. issuers, but may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio is "non-diversified" and may invest more of its assets in fewer issuers than a "diversified" investment company.

PRINCIPAL RISKS

MARKET RISK: The value of the Portfolio's investments will vary from day to day. The value of the Portfolio's investments generally reflect market conditions, interest rates and other company, political and economic news. Stock prices can rise and fall in response to these factors for short or extended periods of time. Therefore, when you sell your shares, you may receive more or less money than you originally invested.

TECHNOLOGY SECTOR RISK: The Portfolio will concentrate its investments in the information technology sector. Market or economic factors impacting that

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industry  sector  could  have a major  effect  on the  value of the  Portfolio's investments. Stock prices of technology companies are particularly vulnerable to
rapid  changes  in  technology  product  cycles,  government  regulation,   high
personnel turnover and shortages of skilled employees, product development problems, and aggressive pricing and other forms of competition. In addition, technology stocks, especially those of smaller, less-seasoned companies, tend to have high price/earnings ratios and to be more volatile than the overall market.

IPO RISK: The Portfolio may invest in companies making initial public offerings ("IPOs"). These involve a high degree of risk not normally associated with more seasoned companies. They generally have limited operating histories, and their prospects for future profitability are uncertain. They often are engaged in new and evolving businesses, may be dependent on certain key managers and third parties, need more personnel and other resources to manage grown, and require significant additional capital. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable due to the absence of a prior public market, the small number of shares available for trading, and limited investor information.

NON-DIVERSIFIED RISK: The Portfolio may invest more of its assets in fewer issuers than many other funds. It will be more susceptible to adverse developments affecting any single issuer than other funds, which could result in greater losses than a diversified fund.

SMALL COMPANY RISK: The securities of small, less well-known companies may be more volatile than those of larger companies. Small companies may have limited product lines, markets or financial resources and their management be dependent on a limited number of key individuals. Securities of these companies may have limited market liquidity.

FOREIGN SECURITIES: Investments in foreign securities involve risks that are not typically associated with domestic securities. The performance of foreign securities depends on different political and economic environments and other overall economic conditions than domestic securities. Changes in foreign currency exchange rates will affect the values of investments quoted in currencies other than the U.S. dollar. Less information may be publicly available about foreign issuers. Foreign stock markets have different clearance and settlement procedures, and higher commissions and transaction costs, than U.S. markets. Certain other adverse developments could occur, such as expropriation or confiscatory taxation, political or social instability, or other developments that could adversely affect the Portfolio's investments and its ability to enforce contracts.

PORTFOLIO TURNOVER RISK: The Portfolio may from time to time have a high annual portfolio turnover rate (100% or more). This has the potential to result in the realization and distribution to shareholders of higher capital gains. This may mean that shareholders would be likely to have a higher tax liability. A high portfolio turnover rate also leads to higher transaction costs, which could negatively affect the Portfolio's performance.

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ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

Not applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

This section gives more information about how the Portfolio invests.

PIC supports its selection of individual securities through intensive research and uses qualitative and quantitative disciplines to determine when securities should be sold. PIC's research professionals meet personally with the majority of the senior officers of the companies in the Portfolio to discuss their abilities to generate strong revenue and earnings growth in the future.

PIC's investment professionals focus on individual companies rather than trying to identify the best market sectors going forward. They not only analyze information made publicly available by companies in which the Portfolio has invested or is considering for investment, but also gather information through visits with company management and review of information available from others in the company's industry. This is often referred to as a "bottom-up" approach to investing. PIC seeks companies that have displayed strong market share, return on equity, reinvestment rates and sales and dividend growth. Companies with significant management ownership of stock, strong management goals, plans and controls; and leading proprietary positions in given market niches are especially attractive. Finally, the valuation of each company is assessed relative to its industry, earnings growth and the market in general (as represented by the S&P 500 Index).

The Portfolio seeks long term growth of capital by investing primarily in the common stock of companies in the information technology sector of all sizes-- ranging from companies with market capitalizations (total market price of publicly traded shares) of $200 million to more than $200 billion. For this purpose, the "information technology sector" means companies that PIC considers to be principally engaged in the development, production, or distribution of products or services related to the processing, storage, transmission or presentation of information or data. This includes a wide range of products and services, such as:

     * computer hardware and software of any kind, including semiconductors, minicomputers, and peripheral equipment

     *    telecommunications products and services

     * multimedia products and services, including goods and services used in the broadcast and media industries

     *    data processing products and services

     * internet companies and other companies engaged in or providing products or services for e-commerce.

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PIC considers a company to be principally engaged in the information  technology sector if at the time of investment PIC determines that (i) a significant portion of the company's assets, gross income, net profits or growth rate are committed to or derived from the sector, or (ii) the company has the potential
for  capital  appreciation   primarily  as  a  result  of  particular  products,
technology, patents or other market advantages in the sector. PIC will invest at least 65%, and normally at least 95%, of the Portfolio's total assets in these securities. The Portfolio is "non-diversified" and may invest more of its assets in fewer issuers than many other funds.

Investing in technology companies may involve greater risk than investing in other industries. Stock prices of such companies are particularly vulnerable to rapid changes in product cycles, government regulation, high personnel turnover and shortages of skilled employees, product development problems, and aggressive pricing and other forms of competition. Technology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. The value of the Portfolio's shares will also be more susceptible to adverse developments affecting any single portfolio investment than more diversified funds.

Most companies making initial public offerings involve a high degree of risk not normally associated with more seasoned companies. They generally have limited operating histories, and their prospects for future profitability are uncertain. They often are engaged in new and evolving businesses, and are particularly vulnerable to the technology sector risks described above. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage grown, and require significant additional capital. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable due to the absence of a prior public market, the small number of shares available for trading, and limited investor information. The Portfolio may be unable to purchase such shares directly from the underwriters at the offering price, and may be required to purchase the shares in the aftermarket at substantially higher prices, making it more difficult for the Portfolio to make a profit. The Portfolio may be required to agree to contractual restrictions on its resale of certain IPOs for periods ranging from 30 to 180 days after the initial public offering, during which the Portfolio may not be able to sell the shares even if their value declines as a result of adverse market movements.

The Portfolio invests primarily in securities of U.S. issuers, but may invest up to 25% of its total assets in foreign securities. Foreign investments involve additional risks including currency fluctuations, political and economic instability, differences in financial reporting standards, and less stringent regulation of securities markets.

In determining whether to sell a security, PIC considers the following: (a) a fundamental change in the future outlook of the company based on PIC's research into matters such as the market for its products, technological developments, and competitive developments; (b) the company's performance compared to other companies in its peer group; and (c) whether the security has reached the target price set by PIC. These considerations are based on PIC's research, including analytical procedures, market research and, although not always possible, meetings or discussions with management of the company.

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Although the annual portfolio  turnover rate of the Portfolio will generally not exceed 100%, it may from time to time be as high as 200%. As described above, this has the potential to result in higher capital gains and tax liability for shareholders, and higher transaction costs which could negatively affect the Portfolio's performance.

PIC normally invests the Portfolio's assets according to its investment strategy. However, the Portfolio may depart from its principal investment strategies by making short-term investments in high-quality cash equivalents for temporary, defensive purposes. At those times, the Portfolio would not be seeking its investment objective.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

Not applicable

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISOR

PIC is the advisor to the Portfolio. PIC's address is 300 North Lake Avenue, Pasadena, CA 91101. PIC traces its origins to an investment partnership formed in 1951. It is now an indirect, wholly owned subsidiary of United Asset Management Corporation (UAM), a publicly owned corporation with headquarters located at One International Place, Boston, MA 02110. UAM is principally engaged, through affiliated firms, in providing institutional investment management services. An investment committee of PIC formulates and implements an investment program for the Portfolio, including determining which securities should be bought and sold.

On June 9, 2000, UAM announced that it has agreed to be acquired by Old Mutual, plc. Old Mutual is a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. The closing of the transaction is expected to take place during the fourth quarter of 2000 and is subject to a number of conditions. As required by the Investment Company Act of 1940 (the "1940 Act"), the current shareholders of the Portfolio have approved a new investment advisory agreement with PIC, to take effect upon the closing of the transaction. The new agreement will be identical to the current agreement except for the effective and termination dates.

The Portfolio pays an annual investment advisory fee to PIC for managing the Portfolio's investments. As a percentage of net assets the fee is 0.80%.

ITEMS 7 AND 8. SHAREHOLDER INFORMATION; DISTRIBUTION ARRANGEMENTS

Interests in the Portfolio are issued solely to institutional investors, including regulated investment companies, group trusts governed by Section

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501(a) of the  Internal  Revenue Code of 1986 (the  "Code"),  common trust funds
governed  by  Section  584  of  the  Code  and  similar  collective   investment
arrangements in transactions which do not involve any "public offering" within the meaning of the Securities Act of 1933 (the "1933 Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no sales charge on Interests in the Portfolio, and the Portfolio does not use its assets for distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940. There is no minimum investment in the Portfolio. The Portfolio reserves the right to reject any investment.

The net asset value of the Portfolio is determined as of the close of regular trading (currently 4:00 p.m., New York time) on each day that the New York Stock Exchange is open for trading. The net asset value per Interest of the Portfolio is the value of the Portfolio's assets, less its liabilities, divided by the number of Interests outstanding.

The Portfolio values its investments on the basis of the market value of the securities. Securities and other assets for which market prices are not readily available are valued at fair value as determined in good faith by the Board of Trustees of the Portfolio. The fair value of debt securities with remaining maturities of 60 days or less is normally their amortized cost value, unless conditions indicate otherwise. Cash and receivables will be valued at their face amounts. Interest will be recorded as accrued and dividends will be recorded on their ex-dividend date.

A Holder wishing to redeem Interests may do so at any time by writing to the Portfolio in care of its Custodian at P.O. Box 8950, Wilmington DE 19899, or by delivering instructions to the Custodian at 103 Bellevue Parkway, Wilmington, Delaware 19809. The redemption request should identify the Portfolio, specify the number of Interests to be redeemed and be signed by an authorized person of the Holder. If the request is not properly executed, the Interests specified will be redeemed at the net asset value next determined after receipt of the request. Payment for Interests tendered will be made within seven days after receipt by the Portfolio of instructions properly executed. However, payment may be delayed under unusual circumstances, as specified in the 1940 Act or as determined by the Securities and Exchange Commission. Payment will be sent only to Holders at the address of record.

REDEMPTION OF SMALL ACCOUNTS

In order to reduce the Portfolio's expenses, the Board of Trustees is authorized to cause the redemption of all of the Interests of any Holder whose account has declined to a net asset value of less than $500, as a result of a transfer or redemption, at the net asset value determined as of the close of business on the business day preceding the sending of proceeds of such redemption. The Portfolio would give Holders whose Interests were being redeemed 60 days' prior written notice in which to purchase sufficient Interests to avoid such redemption.

ITEM 9. FINANCIAL HIGHLIGHTS INFORMATION

Not applicable.

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                                     PART B.

                            PIC TECHNOLOGY PORTFOLIO

                       STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE AND TABLE OF CONTENTS

     This Statement of Additional Information of the PIC Technology Portfolio (the "Portfolio") is not a prospectus, and it should be read only in conjunction with Part A of this Registration Statement. The date of this Statement of Additional Information is December 1, 2000.

Item 10.  Cover Page and Table of Contents ..............................   B-1
Item 11.  Portfolio History .............................................   B-1
Item 12.  Description of the Portfolio and its Investments and Risks ....   B-1
Item 13.  Management of the Portfolio ...................................  B-10
Item 14.  Control Persons and Principal Holders of Securities. ..........  B-12
Item 15.  Investment Advisory and Other Services ........................  B-12
Item 16.  Brokerage Allocation and Other Practices ......................  B-14
Item 17.  Capital Stock and Other Securities ............................  B-15
Item 18.  Purchase, Redemption and Pricing of Share .....................  B-16
Item 19.  Taxation of the Portfolio .....................................  B-16
Item 20.  Underwriters ..................................................  B-16
Item 21.  Calculation of Performance Data ...............................  B-16
Item 22.  Financial Statements ..........................................  B-16
Appendix ................................................................  B-17

ITEM 11. PORTFOLIO HISTORY

     The Portfolio was organized as a trust under the laws of the State of New York on July 13, 2000.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND INVESTMENTS AND RISKS.

     The investment objective of the Portfolio is to provide capital appreciation. There is no assurance that the Portfolio will achieve its objective. The Portfolio's investment objective cannot be changed without shareholder approval.

     The Portfolio is an open-end, management, non-diversified investment company.

     In addition to selling its shares to the Provident Investment Counsel Technology Fund A (the "Fund"), the Portfolio may sell its shares to other mutual funds or institutional investors. All investors in the Portfolio invest on the same terms and conditions and pay a proportionate share of the

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Portfolio's expenses.  However,  other investors in the Portfolio may sell their shares to the public at prices different from those of the Fund as a result of the imposition of sales charges or different operating expenses. You should be aware that these differences may result in different returns from those of investors in other entities investing in the Portfolio. Information concerning other holders of interests in the Portfolio is available by calling (800) 618-7643.

     The discussion below supplements information contained in the prospectus as to policies of the Portfolio. Provident Investment Counsel, the investment advisor to the Portfolio (the "Advisor" or "PIC"), may not buy all of these instruments or use all of these techniques to the full extent permitted unless it believes that doing so will help the Portfolio achieve its goals.

     EQUITY SECURITIES. Equity securities are common stocks and other kinds of securities that have the characteristics of common stocks. These other securities include bonds, debentures and preferred stocks which can be converted into common stocks. They also include warrants and options to purchase common stocks.

     SHORT-TERM INVESTMENTS. Short-term investments are debt securities that mature within a year of the date they are purchased by the Portfolio. Some specific examples of short-term investments are commercial paper, bankers' acceptances, certificates of deposit and repurchase agreements. The Portfolio will only purchase short-term investments which are "high quality," meaning the investments have been rated A-1 by Standard & Poor's Rating Group ("S&P") or Prime-1 by Moody's Investors Service, Inc. ("Moody's"), or have an issue of debt securities outstanding rated at least A by S&P or Moody's. The term also applies to short-term investments that PIC believes are comparable in quality to those with an A-1 or Prime-1 rating. U.S. Government securities are always considered to be high quality.

     REPURCHASE AGREEMENTS. Repurchase agreements are transactions in which the Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. The purchaser maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities. If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

     Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolio intends to enter into repurchase agreements only with banks and dealers believed by the Advisor to present minimum credit risks in accordance with guidelines established by the Board of Trustees. The Advisor will review and monitor the creditworthiness of such institutions under the Board's general supervision. To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the purchaser would suffer a loss. If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the purchaser's ability to sell the collateral and the

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purchaser could suffer a loss. However,  with respect to financial  institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under such Code that would allow it immediately to resell the collateral.

     OPTIONS ACTIVITIES. The Portfolio may write call options on stocks and stock indices, if the calls are "covered" throughout the life of the option. A call is "covered" if the Portfolio owns the optioned securities. When the Portfolio writes a call, it receives a premium and gives the purchaser the right to buy the underlying security at any time during the call period at a fixed exercise price regardless of market price changes during the call period. If the call is exercised, the Portfolio will forgo any gain from an increase in the market price of the underlying security over the exercise price.

     The Portfolio may purchase a call on securities to effect a "closing purchase transaction," which is the purchase of a call covering the same underlying security and having the same exercise price and expiration date as a call previously written by the Portfolio on which it wishes to terminate its obligation. If the Portfolio is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call previously written by the Portfolio expires (or until the call is exercised and the Portfolio delivers the underlying security).

     The Portfolio also may write and purchase put options ("puts"). When the Portfolio writes a put, it gives the purchaser of the put the right to sell the underlying security to the Portfolio at the exercise price at any time during the option period. When the Portfolio purchases a put, it pays a premium in return for the right to sell the underlying security at the exercise price at any time during the option period. If any put is not exercised or sold, it will become worthless on its expiration date.

     The Portfolio's option positions may be closed out only on an exchange which provides a secondary market for options of the same series, but there can be no assurance that a liquid secondary market will exist at a given time for any particular option.

     In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered, it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

     FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolio may buy and sell stock index futures contracts and options on futures contracts. The Portfolio will not engage in transactions in futures contracts or related options for speculation, but may enter into futures contracts and related options for hedging purposes, for the purpose of remaining fully invested or maintaining liquidity to meet shareholder redemptions, to minimize trading costs, or to invest cash balances.

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
     A futures contract is an agreement between two parties to buy and sell a security or an index for a set price on a future date. Futures contracts are traded on designated "contract markets" which, through their clearing corporations, guarantee performance of the contracts. Entering into a futures contract for the sale of securities has an effect similar to the actual sale of securities, although sale of the futures contract might be accomplished more easily and quickly. Entering into futures contracts for the purchase of securities has an effect similar to the actual purchase of the underlying securities, but permits the continued holding of securities other than the underlying securities.

     A stock index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date, a final cash settlement occurs. Changes in the market value of a particular stock index futures contract reflects changes in the specified index of equity securities on which the future is based.

     A futures option gives the holder, in return for the premium paid, the right to buy (call) or sell (put) to the writer of the option a futures contract at a specified price at any time during the term of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price.

     There are several risks in connection with the use of futures contracts. In the event of an imperfect correlation between the futures contract and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss. Further, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures on stock indices.

     In addition, the market prices of futures contracts may be affected by certain factors. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the securities and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions.

     Finally, positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. There is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time.

     Investments in futures options involve some of the same risks as investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option, and an option may be more risky than ownership of the futures contract. In general, the market prices of options are more volatile than the market prices of the underlying futures contracts. However, the purchase of options on futures contracts may involve less potential risk to the Portfolio because the maximum amount at risk is limited to the premium paid for the option plus transaction costs.

     The Portfolio will not purchase or sell futures contracts or options on futures contracts if, as a result, the sum of the amount of margin deposit on the Portfolio's futures positions and premiums paid for such options would exceed 5% of the market value of the Portfolio's net assets.

     FOREIGN SECURITIES. The Portfolio may invest in foreign issuers in foreign markets. In addition, the Portfolio may invest in American Depositary Receipts ("ADRs"), which are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities. Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets. A depositary may issue unsponsored ADRs without the consent of the foreign issuer of securities, in which case the holder of the ADR may incur higher costs and receive less information about the foreign issuer than the holder of a sponsored ADR. The Portfolio may invest no more than 20% of its total assets in foreign securities, and it will only purchase foreign securities or ADRs that are listed on a national securities exchange or included in the NASDAQ system.

     Foreign securities and securities issued by U.S. entities with substantial foreign operations may involve additional risks and considerations. These include risks relating to political or economic conditions in foreign countries, fluctuations in foreign currencies, withholding or other taxes, operational risks, increased regulatory burdens and the potentially less stringent investor protection and disclosure standards of foreign markets. All of these factors can make foreign investments, especially those in developing countries, more volatile.

     FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. The Portfolio may enter into forward contracts with respect to specific transactions. For example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Portfolio may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. The Portfolio will thereby be to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the
Portfolio to sustain losses on these contracts and transaction costs. The Portfolio may enter into forward contracts or maintain a net exposure to such contracts only if (1) the consummation of the contracts would not obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's securities or other assets denominated in that currency or (2) the Portfolio maintains a segregated account as described below. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Advisor believes it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

     At or before the maturity date of a forward contract that requires the Portfolio to sell a currency, the Portfolio may either sell a security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts.

     The cost to the Portfolio of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

     SHORT SALES. The Portfolio is authorized to make short sales of securities in an amount not exceeding 5% of the Portfolio's net assets.

     In a short sale, the Portfolio sells a security which it does not own, in anticipation of a decline in the market value of the security. To complete the sale, the Portfolio must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The Portfolio is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The Portfolio is said to have a "short position" in the securities sold until it delivers them to the broker. The period during which the Portfolio has a short position can range from one day to more than a year. Until the security is replaced, the proceeds of the short sale are retained by the broker, and the Portfolio is required to pay to the broker a negotiated portion of any dividends or interest which accrue during the period of the loan. To meet current margin requirements, the Portfolio is also required to deposit with the broker additional cash or securities so that the total deposit with the broker is maintained daily at 150% of the current market value of the securities sold short (100% of the current market value if a security is held in the account that is convertible or exchangeable into the security sold short within 90 days without restriction other than the payment of money).

     Short sales by the Portfolio create opportunities to increase the Portfolio's return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the Portfolio in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Portfolio's net asset value per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Portfolio may be required to pay in connection with the short sale. Furthermore, under adverse market conditions, the Portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.




     REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements, which involve the sale of a security by the Portfolio and its agreement to repurchase the security at a specified time and price. The Portfolio will maintain in a segregated account with the Custodian cash, U.S. Government securities or other appropriate liquid securities in an amount sufficient to cover its obligations under these agreements with broker-dealers (no such collateral is required on such agreements with banks). Under the 1940 Act, these agreements are considered borrowings by the Portfolio and are subject to the percentage limitations on borrowings described below. The agreements are subject to the same types of risks as borrowings.

     BORROWING. The Portfolio may borrow up to 10% of its total assets from banks for temporary or emergency purposes, and may increase its borrowings to up to one-third of its total assets (less its liabilities other than borrowings) to meet redemption requests.

     The use of borrowing by the Portfolio involves special risk considerations. Since substantially all of the Portfolio's assets fluctuate in value, whereas the interest obligation resulting from a borrowing remains fixed by the terms of the Portfolio's agreement with its lender, the asset value per share of the Portfolio tends to increase more when its portfolio securities increase in value and to decrease more when its portfolio assets decrease in value than would otherwise be the case if the Portfolio did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

     LENDING PORTFOLIO SECURITIES. To increase its income, the Portfolio may lend its portfolio securities to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulatory requirements. The Portfolio has adopted an operating policy that limits the amount of loans to not more than 25% of the value of its total assets. During the time portfolio securities are on loan, the borrower pays the Portfolio an amount equivalent to any dividends or interest paid on such securities, and the Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or secured a letter of credit. The amounts received by the Portfolio will be reduced by any fees and administrative expenses associated with such loans. In addition, such loans involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially However, such securities lending will be made only when, in PIC's judgment, the income to be earned from the loans justifies the attendant risks. Loans are subject to termination at the option of the Portfolio or the borrower.

     SEGREGATED ACCOUNTS. When the Portfolio writes an option on securities or futures, sells a futures contract or enters into a forward foreign currency exchange contract, it will establish a segregated account with its custodian bank, or a securities depository acting for it, to hold assets of the Portfolio in order to insure that the Portfolio will be able to meet its obligations. In the case of a futures contract, liquid securities will be maintained in the segregated account equal in value to the current value of the underlying contract, less the margin deposits. The margin deposits are also held, in cash or U.S. Government securities, in the segregated account. In the case of a call that has been written on securities or futures contracts, the securities or futures contracts covering the option will be maintained in the segregated account and cannot be sold by the Portfolio until released. In the case of a put that has been written on securities or futures contracts or a forward foreign currency contract that has been entered into, liquid securities will be maintained in the segregated account in an amount sufficient to meet the Portfolio's obligations pursuant to the put or forward contract.

     DEBT SECURITIES AND RATINGS. Ratings of debt securities represent the rating agencies' opinions regarding their quality, are not a guarantee of quality and may be reduced after the Portfolio has acquired the security. The Advisor will consider whether the Portfolio should continue to hold the security but is not required to dispose of it. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates.

INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"), of the outstanding voting securities of the Portfolio. Under the 1940 Act, the "vote of the holders of a majority of the outstanding voting securities" means the vote of the holders of the lesser of (i) 67% of the Interests of the Portfolio represented at a meeting at which the holders of more than 50% of its outstanding Interests are represented or (ii) more than 50% of the outstanding Interests of the Portfolio. Except with respect to borrowing, changes in values of assets of the Portfolio will not cause a violation of the investment restrictions so long as percentage restrictions are observed by the Portfolio at the time it purchases any security.

     The Portfolio is classified as a "non-diversified" fund. As provided in the 1940 Act, a diversified fund has, with respect to at least 75% of its total assets, no more than 5% of its total assets invested in the securities of one issuer, plus cash, U.S. Government securities and securities of other investment companies.

     The Portfolio may not:

     1. Issue senior securities,  borrow money or pledge its assets, except that
(a) the Portfolio may borrow on an unsecured basis from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed); (b) the Portfolio may borrow on an unsecured basis from banks to meet redemption requests, provided that such borrowings will be made only to the extent that the value of the Portfolio's total assets, less its liabilities other than borrowings (including borrowings pursuant to item (a) or otherwise), is equal at all times to at least 300% of all borrowings (including the proposed borrowing); and (c) the Portfolio will not make investments while borrowings in excess of 5% of the value of its total assets are outstanding;


     2. Make short sales of securities or maintain a short position in excess of 5% of its net assets;


     3. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

     4. Act as underwriter (except to the extent the Portfolio may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

     5. Invest 25% or more of its total assets, calculated at the time of purchase and taken at market value, in any one industry (other than U.S. Government securities);

     6. Purchase or sell real estate or interests in real estate or real estate limited partnerships (although the Portfolio may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

     7. Purchase or sell commodities or commodity futures contracts, except that the Portfolio may purchase and sell stock index futures contracts and options on such futures contracts;

     8. Invest in oil and gas limited partnerships or oil, gas or mineral leases;

     9. Make loans (except for purchases of debt securities consistent with the investment policies of the Portfolio, repurchase agreements and loans of portfolio securities); or

     10. Make investments for the purpose of exercising control or management.

     The Portfolio observes the following restrictions as a matter of operating but not fundamental policy. The Portfolio may not:

     1. Invest more than 10% of its assets in the securities of other investment companies or purchase more than 3% of any other investment company's voting securities or make any other investment in other investment companies except as permitted by federal and state law; or

     2. Invest more than 15% of its net assets in securities which are restricted as to disposition or otherwise are illiquid or have no readily available market (except for securities issued under Rule 144A which are determined by the Board of Trustees to be liquid).

ITEM 13. MANAGEMENT OF THE PORTFOLIO

     The Portfolio's Board of Trustees decides on matters of general policy and reviews the activities of the Advisor and the Administrator. The Board approves all significant agreements between the Portfolio and persons or companies furnishing services to it, including the agreements with the Advisor, Administrator and Custodian. The Portfolio's officers conduct and supervise the daily business operations of the Portfolio, subject to the general supervision of the Board of Trustees.

     The following table lists the Trustees and officers of the Portfolio, their business addresses and principal occupations during the past five years. Unless otherwise noted, each individual has held the position listed for more than five years.

Name, Address                      Position(s) Held         Principal Occupation(s)
and Age                            With the Portfolio       During Past 5 Years
---------                          ------------------       -------------------
Thomas M. Mitchell* (age 56)       Trustee and              Managing Director of the Advisor since
300 North Lake Avenue              President                May 1995. Executive Vice President of
Pasadena, CA 911101                                         the Advisor from May 1983 to May 1999.


Jettie M. Edwards (age 54)         Trustee                  Consulting principal of Syrus Associates
76 Seaview Drive                                            (consulting firm)
Santa Barbara, CA 93108


Richard N. Frank (age 76)          Trustee                  Chief Executive Officer, Lawry's Restaurants,
234 E. Colorado Blvd.                                       Inc.; formerly, Chairman of Lawry's Foods,
Pasadena, CA 91101                                          Inc. (owner and operator of chain restaurant
                                                            and food seasoning manufacturer)

James Clayburn LaForce (age 76)    Trustee                  Dean Emeritus, John E. Anderson Graduate
P.O. Box 1585                                               School of Management, University of
Pauma Valley, CA 92061                                      California, Los Angeles; Director of The
                                                            BlackRock Funds; Trustee of Payden & Rygel
                                                            Investment Trust; Director of the Timken Co.,
                                                            Rockwell International, Eli Lily, Jacobs
                                                            Engineering Group and Imperial Credit
                                                            Industries.


Angelo R. Mozilo (age 61)          Trustee                  Vice Chairman and Executive Vice President
155 N. Lake Avenue                                          of Countrywide Credit Industries (mortgage
Pasadena, CA 91101                                          banking)


Wayne H. Smith (age 58)            Trustee                  Vice President and Treasurer of Avery
150 N. Orange Grove Blvd.                                   Dennison Corporation (pressure sensitive
Pasadena, CA 91103                                          material and office products manufacturer)

Thomas J. Condon* (age 61)         Trustee                  Managing Director of the Advisor.
300 North Lake Avenue
Pasadena, CA 91101

Aaron W.L. Eubanks, Sr. (Age 37)   Vice President           Senior Vice President of the Advisor.
300 North Lake Avenue              and Secretary
Pasadena, CA 91101

William T. Warnick (age 31)        Vice President           Vice President of the Advisor
300 North Lake Avenue              and Treasurer
Pasadena, CA 91101

----------
* Denotes Trustees who are "interested persons" of the Portfolio under the 1940 Act.

     The Portfolio will compensate each independent Trustee an annual retainer of $10,000 plus $500 for each meeting attended. The Trustees are also reimbursed for any expenses incurred in attending meetings. For its initial year of operations, the Portfolio estimates that it will pay the following compensation to its independent Trustees:

                                                                       Total Compensation
                         Cash Compensation   Deferred Compensation    From Registrant and
Name of Trustee           From Registrant       From Registrant      Portfolio Fund Complex*
---------------           ---------------       ---------------      -----------------------
Jettie M. Edwards              $1,000                  -0-                   $10,000
Wayne H. Smith                 $1,000                  -0-                    10,000
James Clayburn LaForce            -0-               $1,000                    10,000
Richard N. Frank                  -0-               $1,000                    10,000
Angelo R. Mozilo                  -0-               $1,000                    10,000

The "Fund Complex" consists of the Registrant, the PIC Balanced Portfolio, the PIC Growth Portfolio, the PIC Mid Cap Portfolio, and the PIC Small Cap Portfolio.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     None

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

     Subject to the supervision of the Board of Trustees of the Portfolio, investment management and services are provided to the Portfolio by the Advisor, pursuant to an Investment Advisory Agreement (the "Advisory Agreement").

     Under the Advisory Agreement, the Advisor provides a continuous investment program for the Portfolio and makes decisions and places orders to buy, sell or hold particular securities. In conjunction with Investment Company Administration L.L.C. (the "Administrator"), the Advisor also supervises all matters relating to the operation of the Portfolio and obtains for it officers, clerical staff, office space, equipment and services. As compensation for its services, the Advisor receives a monthly fee at an annual rate of 0.80 of 1% of the Portfolio's average net assets. However, the Advisor has agreed to limit the aggregate expenses of the Portfolio to 1.60% of its average net assets. In addition to the fees payable to the Advisor and the Administrator, the Portfolio is responsible for its operating expenses, including: (i) interest and taxes;
(ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of Trustees other than those affiliated with the Advisor or the Administrator; (v) legal and audit expenses; (vi) fees and expenses of the custodian and transfer agent; (vii) fees and expenses for registration or qualification of the Portfolio and its Interests under federal or state securities laws; (viii) expenses of preparing, printing and mailing reports and notices and proxy material to Holders; (ix) other expenses incidental to holding any meetings of Holders; (x) dues or assessments of or contributions to the Investment Company Institute or any successor; (xi) such non-recurring expenses as may arise, including litigation affecting the Portfolio and the legal obligations with respect to which the Portfolio may have to indemnify its officers and Trustees; and (xii) amortization of organization costs.

     Under the Advisory Agreement, the Advisor will not be liable to the Portfolio for any error of judgment by the Advisor or any loss sustained by the Portfolio except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Advisory Agreement will remain in effect for two years from its execution. Thereafter, if not terminated, the Advisory Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a majority vote of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

     The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Portfolio at any time without penalty, on 60 days written notice to the Advisor. The Advisory Agreement also may be terminated by the Advisor on 60 days written notice to the Portfolio. The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).

THE ADMINISTRATOR

     Pursuant to an Administration Agreement, the Administrator supervises the overall administration of the Portfolio, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations, arranging for the maintenance of books and records and the Portfolio, and supervision of other organizations that provides services to the Portfolio. Certain officers of the Portfolio are also provided by the Administrator. The Portfolio is responsible for paying legal and auditing fees, the fees and expenses of its custodian, accounting services and transfer agents, trustees' fees and registration fees, as well as its other operating expenses. For the services it provides, the Administrator receives a fee from the Portfolio at an annual rate of 0.10% of the average daily net assets of the Portfolio; the fee is accrued daily and paid monthly.

CUSTODIAN AND AUDITORS

     The Portfolio's custodian, Provident National Bank, 200 Stevens Drive, Lester, PA 19113 is responsible for holding the Portfolio's assets. The Portfolio's independent accountants, PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036, assist in the preparation of certain reports to the Securities and Exchange Commission and prepares its tax returns.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

     The Advisory Agreement states that in connection with its duties to arrange for the purchase and the sale of securities held by the Portfolio by placing purchase and sale orders for the Portfolio, the Advisor shall select such broker-dealers ("brokers") as shall, in its judgment, achieve the policy of "best execution," i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Advisory Agreement to consider the reliability, integrity and financial condition of the broker. The Advisor also is authorized by the Advisory
Agreement to consider whether the broker provides research or statistical information to the Portfolio and/or other accounts of the Advisor. The Advisor may select brokers who sell shares of the Portfolio or the Fund.

     The Advisory Agreement states that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities as to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Advisory Agreement provides that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid (i) were for purposes contemplated by the Advisory Agreement;
(ii) were for products or services which provide lawful and appropriate assistance to its decision-making process; and (iii) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information.

     The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Portfolio in the valuation of its investments. The research which the Advisor receives for the Portfolio's brokerage commissions, whether or not useful to the Portfolio, may be useful to it in managing the accounts of its other advisory clients. Similarly, the research received for the commissions may be useful to the Portfolio.

     The debt securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission although the price of the security usually includes a profit to the dealer. Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Portfolio directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

     PORTFOLIO TURNOVER. Although the Portfolio generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of the Advisor, investment considerations warrant such action. Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year. A 100% turnover rate would occur if all the securities in the Portfolio's portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year. A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions. The Portfolio's portfolio turnover rate is not expected to exceed 200%.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

     Holders of Interests in the Portfolio are entitled to one vote for each full Interest held (and fractional votes for fractions of Interests) and may vote in the election of Trustees and on other matters submitted to meetings of Holders. It is not contemplated that regular annual meetings of Holders will be held.

     The Declaration of Trust provides that the Holders have the right, upon the declaration in writing or vote of the Holders of a majority of Interests, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the Holders of ten per cent of its Interests. In addition, ten Holders holding the lesser of $25,000 worth or one per cent of the Interests may advise the Trustees in writing that they wish to communicate with other Holders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other Holders.

     Holders of Interests have no preemptive or other right to subscribe for additional securities. Interests are non-transferable.

     Holders may be liable for obligations of the Portfolio, but the risk of a Holder incurring financial loss on account of such liability is limited to circumstances in which the Portfolio was unable to meet its obligations.

     The Book Capital Account balances of Holders are determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine. It is expected that such calculations will be made on such days as necessary to comply with Rule 22c-1 under the 1940 Act.

     The Trustees shall, in compliance with applicable provisions of the Internal Revenue Code (the "Code") or regulations thereunder, agree to (a) the daily allocation of income or loss to each Holder, (b) the payment of distributions to Holders and (c) upon liquidation of the Portfolio, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Portfolio or to meet obligations of the Portfolio, or as they may deem desirable to use in the conduct of the affairs of the Portfolio or to retain for future requirements or extension of the business of the Portfolio.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

     The net asset value of the Portfolio's Interests will fluctuate and is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (currently 4:00 p.m. Eastern time) each business day. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the NYSE may close on days not included in that announcement.

     The net asset value per Interest is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of Interests in the Portfolio outstanding at such time.

     Equity securities listed on a national securities exchange or traded on the NASDAQ system are valued on their last sale price. Other equity securities and debt securities for which market quotations are readily available are valued at the mean between their bid and asked price, except that debt securities maturing within 60 days are valued on an amortized cost basis. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Trustees.

ITEM 19. TAXATION OF THE PORTFOLIO

     The Portfolio does not expect to be subject to any income taxes. However, each investor in the Portfolio will be taxable on its share of the Portfolio's ordinary income and capital gain.

ITEM 20. UNDERWRITERS

     Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not applicable

ITEM 22. FINANCIAL STATEMENTS

     Not applicable.

                                    APPENDIX
                             DESCRIPTION OF RATINGS

MOODY'S INVESTORS SERVICE, INC. - CORPORATE BOND RATINGS

     Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa---Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     Moody's applies numerical modifiers "1", "2" and "3" to both the Aaa and Aa rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

STANDARD & POOR'S RATINGS GROUP - CORPORATE BOND RATINGS

     AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

     A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

COMMERCIAL PAPER RATINGS

     Moody's commercial paper ratings are assessments of the issuer's ability to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime 1--highest quality; Prime 2--higher quality; Prime 3--high quality.

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

     Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers "1", "2" and "3" to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess extremely strong safety characteristics. Capacity for timely payment on issues with the designation "A-2" is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation "A-3" have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS

     (1)  Declaration of Trust (1)
     (2)  Not applicable
     (3)  Not applicable
     (4)  Form of Management Agreement (1)
     (5)  Not applicable
     (6)  Not applicable
     (7)  Custodian Agreement (2)
     (8)  Form of Administration Agreement (1)
     (9)  Not applicable
     (10) Not applicable
     (11) Not applicable
     (12) Not applicable
     (13  Not applicable
     (14) Not applicable
     (15) Not applicable
     (16) (a) Code of Ethics-Provident Investment Counsel (1)
          (b) Form of Code of Ethics-PIC Technology Portfolio (1)

----------
(1)  Previously  filed  with  the  Registration  Statement  on Form  N-1A of PIC
     Technology  Portfolio,   File  No.  811-10149,   on  August  26,  2000  and
     incorporated herein by reference.
(2)  To be filed by amendment.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     None.

ITEM 25. INDEMNIFICATION

Article V of Registrant's Declaration of Trust, states as follows:

     1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

          (a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

          (b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

          (c) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

          (d) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

          (e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

     2. No Personal Liability of Trustees and Others. No indemnitee shall be subject to any personal liability to any Person other than the Trust or its Holders in connection with the property or affairs of the Trust, unless arising from his bad faith, wilful misfeasance, gross negligence or reckless disregard of his duty to such Person, and all such Persons shall look solely to the property of the Trust for satisfaction of claims of any nature against an indemnitee arising in connection with the affairs of the Trust.

     3. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

     4. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

     5. Liability of Holders. Each Holder shall be jointly and severally liable (with rights of contribution inter sese in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligation; provided, however, that to the extent assets are available in the Trust the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his being or having been a

Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than its Interest, and shall reimburse such Holder for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Holder under this section shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

     6. Reliance on Experts. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     7. No Duty of Investigation. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

ITEM 16. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Provident Investment Counsel, Inc. is the investment advisor of the Registrant. For information as to the business, profession, vocation or employment of a substantial nature of Provident Investment Counsel, Inc., reference is made to the Form ADV filed under the Investment Advisers Act of 1940 by Provident Investment Counsel, Inc.

ITEM 27. PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

     The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant and Registrant's custodian, as follows: the documents required to be maintained by paragraphs (4), (5), (6), (7), (10) and (11) of Rule 31a-1(b) will be maintained by the Registrant's Administrator, and all other records will be maintained by the Custodian.

ITEM 29. MANAGEMENT SERVICES.

     Not applicable.

ITEM 30. UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pasadena and State of California on the 29th day of November, 2000.


                                        PIC TECHNOLOGY PORTFOLIO

                                        By /s/ Robert H. Wadsworth
                                           -------------------------------------
                                           Robert H. Wadsworth
                                           Assistant Secretary